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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

                              ---------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          SYNOVA HEALTHCARE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 NEVADA                                  91-1951171
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


       1400 N. PROVIDENCE ROAD
              SUITE 6010
         MEDIA, PENNSYLVANIA                                        19063
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(Address of principal executive offices)                          (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act: NONE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-123498

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                    ----------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the securities to be registered hereunder is incorporated by reference to the section entitled "Description of Securities" contained in the registrant's Registration Statement on Form SB-2 initially filed with the Securities and Exchange Commission (the "Commission") on March 22, 2005, as amended (the "Registration Statement"), and as contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

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                                                          EXHIBIT INDEX


EXHIBIT
NUMBER                                                     DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------------------
 2.1*          Agreement and Plan of Merger, dated as of January 13, 2005, by and among Synova Healthcare Group, Inc.,
               Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc.

 2.2*          First Amendment to Agreement and Plan of Merger, dated as of January 28, 2005, among Synova Healthcare Group, Inc.,
               Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc.

 3(i)*         Articles of Incorporation of Centaur Capital Group, Inc., filed September 1, 1998.

 3(ii)*        Certificate of Amendment to Articles of Incorporation of Centaur Capital Group, Inc., filed April 8, 1999 (changing name to Centaur Bioresearch, Inc.).

 3(iii)*       Certificate of Amendment to Articles of Incorporation of Centaur Bioresearch, Inc., filed June 25, 2001.

 3(iv)*        Certificate of Amendment to Articles of Incorporation of Centaur Bioresearch, Inc., filed June 13, 2002 (changing name to Advanced Global Industries Corporation).

 3(v)*         Certificate of Amendment to Articles of Incorporation of Advanced Global Industries Corporation, filed June 11, 2004
               (changing name to XQ International, Inc.).

 3(vi)*        Certificate of Amendment to Articles of Incorporation of XQ International, Inc., filed June 22, 2004 (changing name to QwikX International, Inc.).

 3(vii)*       Certificate of Amendment to Articles of Incorporation of QwikX International, Inc., filed December 10, 2004
               (changing name to Advanced Global Industries Corporation).

 3(viii)*      Certificate of Amendment to Articles of Incorporation of Advanced Global Industries Corporation, filed
               January 12, 2005 (changing name to Synova Healthcare Group, Inc.).

 3(ix)**       Amended and Restated Bylaws of Synova Healthcare Group, Inc.

 4.1*          Specimen certificate for common stock of Synova Healthcare Group, Inc.

 4.3*          Registration Rights Agreement, dated as of February 10, 2005, by and among Synova Healthcare Group, Inc. and the purchasers named therein.

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* Filed as an exhibit to the Registration Statement on Form SB-2 filed with the
Commission on March 22, 2005 and incorporated herein by reference.

** Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission on May 13, 2005 and incorporated herein by reference.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             SYNOVA HEALTHCARE GROUP, INC.


                                             By:  /s/ David J. Harrison
                                             -----------------------------------
                                             Name:  David J. Harrison
                                             Title: President and Chief
                                                    Operating Officer


Dated: August 10, 2005